UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2008

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2008, MoneyGram International, Inc. ("MGI") entered into (i) Amendment No. 2 to its Credit Agreement and Waiver, which amends the Amended and Restated Credit Agreement, dated as of June 29, 2005, as amended, by and among MGI, JPMorgan Chase Bank, N.A., individually and as administrative agent, and the other financial institutions signatory thereto (the "Credit Agreement"), and (ii) Amendment No. 1 to Credit Agreement which amends the $150,000,000 364-Day Credit Agreement, dated November 15, 2007, between MGI and JPMorgan Chase Bank, N.A., as administrative agent (the "364-Day Facility") ((i) and (ii) collectively, the "Amendments"). The Amendments provide a limited waiver by the lenders through January 31, 2008 ("Waiver Period") of certain events of default of MGI arising by virtue of the investment portfolio losses expected to be reflected as impairments in MGI’s financial statements at year end.

The Amendments also amend certain covenants during the Waiver Period and make the following other changes during the Waiver Period:

• increase the interest rate payable during the Waiver Period to LIBOR plus 275 basis points under the Credit Agreement and LIBOR plus 300 basis points under the 364-Day Facility;

• increase the Applicable Fee Rate for letters of credit to 2.75% under the Credit Agreement, and the facility fee to .25% under the Credit Agreement and the 364-Day Facility;

• prohibit the payment of dividends (not including dividends payable in common stock);

• prohibit acquisitions; and

• reduce the amount of liens (other than specifically permitted liens) to an aggregate of $10 million.

The Amendments are subject to a Special Termination Event if MGI makes a final determination that net securities losses for the period ended December 31, 2007 are in excess of $1.5 billion. No credit extensions are required to be made by the lenders during the Waiver Period. The Amendment No. 2 to Credit Agreement is filed herewith as Exhibit 99.01. The Amendment No. 1 to 364-Day Facility is filed herewith as Exhibit 99.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

January 14, 2008	By:	/s/ Teresa H. Johnson

Name: Teresa H. Johnson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.01	Amendment No. 2 to Credit Agreement and Waiver, dated January 8, 2008, amending the Amended and Restated Credit Agreement, dated as of June 29, 2005, as amended, by and among MGI, JPMorgan Chase Bank, N.A., individually and as administrative agent, and the other financial institutions signatory thereto
99.02	Amendment No. 1 to Credit Agreement, dated January 8, 2008, amending the $150,000,000 364-Day Credit Agreement, dated November 15, 2007, between MGI and JPMorgan Chase Bank, N.A., as administrative agent